                                                                    EXHIBIT 99.2

                                                                Preliminary Copy

                       EVANS WITHYCOMBE RESIDENTIAL, INC.
                           6991 East Camelback Road
P                                Suite A-200
R                         Scottsdale, Arizona 85251
O
X
Y                   This Proxy is solicited on behalf of the
              Board of Directors of Evans Withycombe Residential, Inc.

     The undersigned stockholder of Evans Whithycombe Residential, Inc., a Maryland corporation (the "Company"), hereby appoints Stephen O. Evans and Richard G. Berry and each of them, proxies, with power of substitution in each of them, to attend the special meeting of stockholders of the Company to be held at the Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, Arizona, on December 23, 1997 at 9:00 a.m., local time, and at any postponement or adjournment thereof, and acting by majority of those present and voting or if only one is present and voting then that one, to cast on behalf of the undersigned stockholder all votes that the undersigned is entitled to cast at such meeting, with all the powers the undersigned would possess if present at the meeting.

     Please sign and date on reverse side and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

                (Continued and to be signed on the reverse side)

[X]  Please mark
     votes as in
     this example.

        This Proxy, when properly executed and returned, will be voted as instructed hereinby the undersigned shareholder or if no instructions are given, this Proxy will be voted FOR Item 1 and in the discretion of the Proxy holder upon any other matter which may properly come before the meeting.


     1. Approval of the merger of Evans Withycombe       FOR  AGAINST ABSTAIN
        Residential, Inc., a Maryland corporation,       [_]    [_]     [_]
        with and into Equity Residential Properties
        Trust, a Maryland real estate investment trust, pursuant to an Agreement and Plan of Merger entered into between Evans Withycombe Residential, Inc. and Equity Residential Properties Trust, all as more fully described in this accompanying Proxy
        Statement.







                                                    MARK HERE
                                                  FOR ADDRESS  [_]
                                                   CHANGE AND
                                                 NOTE AT LEFT

                                     Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                     The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.



Signature:                Date:         Signature:             Date:
          ---------------      -------            -------------     -------